EXHIBIT 99.3

                                 REVOCABLE PROXY

                         SPECIAL MEETING OF SHAREHOLDERS
                         OF THE COMMERCE BANCORPORATION

                             _________________, 1998


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints _________________ and ________________, and either of them, as proxies of the undersigned with full power of substitution to vote as designated below all shares of Common Stock of The Commerce Bancorporation (the "Company") that the undersigned held of record on _____________, 1998, at the special meeting of shareholders of the Company to be held on ______________, 1998, or at any postponement or adjournment thereof with respect to the following:

         1. A proposal to approve the Agreement and Plan of Reorganization dated May 13, 1998, between the Company and Zions Bancorporation ("Zions") and an Agreement of Merger between the Company and Zions (collectively, the "Plan of Reorganization"), whereby the Company will merge into Zions, with Zions being the surviving corporation (the "Reorganization").

            [  ] FOR           [  ] AGAINST          [  ] ABSTAIN

         2. Other matters. The Proxyholder, in his discretion, is authorized to vote on such other business as may properly come before the Special Meeting and any adjournments thereof.

         The shares represented by this Proxy will be voted as specified above, but if no specification is made, this Proxy will be voted for approval of the Plan of Reorganization.


Dated: __________________, 1998              ___________________________
                                             Signature

                                             ___________________________
[label]                                      Printed Name

                                             Please date and sign exactly as
                                             your name appears on your stock
                                             certificate(s) (which should be the
                                             same as the name on the address
                                             label on the envelope in which this
                                             Proxy was sent to you), including
                                             designation as executor, trustee,
                                             etc., if applicable. A corporation
                                             must sign its name by the president
                                             or other authorized officer. All
                                             co-owners must sign.